U. S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                        MAXXZONE.COM, INC
     ------------------------------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Nevada                         88-0503197
-------------------------------  -------------------------------
(STATE OR OTHER JURISDICTION OF           (IRS
EMPLOYER INCORPORATION OR ORGANIZATION)    INDENTIFICATION NO.)


    1770 N. Green Valley Pkwy.,
            Suite 3214
          Las Vegas, NV                      89014
---------------------------------- -----------------------------
 (Address of principal executive            (Zip Code)
             offices)


                         (702)616-7337
      (Registrant's telephone number, including area code)

                  Consulting Agreements Between
                    the Company and Scott Bleazard,
                           Stephen Brock
                    (Full title of the plans)

                    Roland Becker, President
                       MaxxZone.com, Inc.
                 1770 N. Green Valley Pkwy., Suite 3214
                      Las Vegas, NV  89014
             ---------------------------------------
             (Name and address of agent for service)

                         (702) 616-7337
  -------------------------------------------------------------
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



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=================================================================

                 CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
                                maximum    Maximum
                                offering  Aggregate
                 Amount to be    price     offering    Amount of
   Title of      Registered     per unit    price     registration
  securities                                            fee
  to be
  registered
----------------------------------------------------------------

Common stock,       225,000      $0.11   $24,750         $5.91
par                 shares
value, $0.001
per
share

----------------------------------------------------------------

*   Estimated  solely for purposes of calculating  the registration
fee.    Calculated  in  accordance  with  Rule  457(c) under  the
Securities   Act   of 1933 based upon the  average  of the  bid  and
asked price of Common Stock of MaxxZone.com, Inc. as reported on the OTCBB on August 02, 2002.

                             PART I

          Information Required in the Section 10(a)
Prospectus

Item 1.  Plan Information

The   Company  is offering shares of its common  stock
to   an  individual  for  consulting services on   the
Company's  behalf. This  issuance  of  shares is being
made  pursuant  to  consulting agreement  between  the
Company and the individual.  The  Company has  equated
this  number of shares to the value of the  consulting
services    provided  or  to  be  provided  by   these
individuals.   The shares  issued  hereunder  will not
be    subject   to   any   resale  restrictions.   The
following  individual  will  receive  the   number  of
shares listed next to his name:

          Scott Bleazard       112,500
          Stephen Brock        112,500

Item 2.  Registrant Information And Employee Plan
Annual
Information.

The document(s) containing the information specified
in Part I of Form  S-8  will be sent or given to participants as
specified  by Rule   428(b)(1)  promulgated  by  the  Securities
and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the
documents incorporated   by  reference  into  the  Registration
Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.






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                             PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE

The following documents, filed with the Securities and
Exchange    Commission    (the    "Commission")     by
MaxxZone.com,   Inc.,  a  Nevada    corporation   (the
"Company"), are incorporated herein by reference:

      (a)  The  registrant's Articles of Incorporation
filed  on June 2, 2000;
      (b) The registrant's By-Laws filed on June 2,
2000;
      (c)  The  Company's Form 10-SB12G  Registration
Statement  initially filed by the  Company  under  the
Securities  Exchange  Act of  1934,  as  amended  (the
"Exchange  Act"), with the Commission on December  31,
2001, and subsequent amendments thereto;
      (d)   The  Form  10-KSB annual  report  of  the
Company   for   its  fiscal year ended   December  31,
2001,  and  all  other reports of  the  Company  filed
pursuant    to    Section  13(a)  or  15(d)   of   the
Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2001; and
      (e) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All  documents  incorporated by reference  herein
will  be  made available  to  all participants without charge, upon
written  or oral  request.   Other  documents required  to  be
delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

      Roland Becker, President, Chief Executive Officer
      MaxxZone.com, Inc.
      1770 N. Green Valley Pkwy., Suite 3214
      Las Vegas, NV 89014
      (702) 616-7337

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant.
Neither the Registrant's Accountants nor any other experts named in the registration statement have any equity or other interest in the Registrant.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The  Articles  of  Incorporation of the Company
provide  for  the Indemnification  of  employees and  officers  in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1922 may be permitted to directors,
officers or persons   controlling  the  company  pursuant  to  the
foregoing provisions, the company has been informed that in the opinion  of the  securities  and Exchange Commission such
indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any  officer-director liability insurance although
permitted  by Section   78.752   of  the  GCL,  nor  does  the
Company   have indemnification  agreements with any of its directors, officers, employees or agents.

In  addition,  Section 78.751 of the Nevada  General
Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.



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3.   To the extent that a director, officer, employee
or agent of a corporation has been successful on the merits or otherwise indefense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4.  Any indemnification under subsections 1 and 2,
unless ordered by  a court or advanced pursuant to subsection 5, must be made by the  corporation only as authorized in the specific case  upon  a determination  that  indemnification of  the
director,  officer, employee   or   agent   is  proper  in  the
circumstances.   The determination must be made: (a) By the stockholders:
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6.  The indemnification and advancement of expenses
authorized in or  ordered  by a court pursuant to this section:  (a)
Does  not exclude   any   other   rights  to   which   a
person   seeking indemnification or advancement of expenses may be
entitled  under the  articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or  for  the advancement of expenses made pursuant to subsection 5, may not be made  to  or  on  behalf of any director or officer if  a  final adjudication  establishes  that his  act  or
omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b)
Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant   to   the  foregoing  provisions,  or
otherwise,   the Registrant has been advised that in the opinion of the
Securities and  Exchange  Commission such indemnification is against  public policy as expressed in the Securities Act and is,
therefore, unenforceable.   In  the event that a claim  for
indemnification against  such  liabilities  (other  than  the  payment
by   the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



PAGE-5-



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

        4a - Consulting Agreement between MaxxZone.com, Inc.
        and Scott Bleazard

        4b - Consulting Agreement between MaxxZone.com, Inc.
        and Stephen Brock

     5 - Opinion of Harold P. Gewerter, Esq., Ltd.

     23.a - Consent of Harold P. Gewerter, Esq., Ltd.
            (included in Exhibit 5)

     23.b - Chavez & Koch, CPA's, Ltd.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

  (1)  To  file,  during any period in which offers or
      sales    are   being   made,  a   post-effective
      amendment  to  this  registration  statement  to
      include any material information with respect to
      the   plan   of   distribution  not   previously
      disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)   To   remove  from registration by means  of  a
      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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(b)  The  undersigned Company hereby undertakes  that,
   for  purposes  of  determining any liability  under
   the  Securities Act of  1933, each  filing  of  the
   Company's annual report pursuant  to Section  13(a)
   or  Section 15(d) of the Securities Exchange Act of
   1934  (and,  where applicable, each  filing  of  an
   employee  benefit plan's annual report pursuant  to
   Section  15(d) of the Securities Exchange  Act   of
   1934)  that  is  incorporated by reference  in  the
   registration statement shall be deemed to be a  new
   registration statement relating to the   securities
   offered   therein,   and  the  offering   of   such
   securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising
   under  Securities Act of 1933 may be  permitted  to
   directors,  officers,  and controlling  persons  of
   the  Company  pursuant to the foregoing provisions,
   or  otherwise, the Company has been advised that in
   the   opinion   of  the  Securities  and   Exchange
   Commission  such indemnification is against  public
   policy  as  expressed in the Act and is, therefore,
   unenforceable.   In  the event  that  a  claim  for
   indemnification  against  such  liabilities  (other
   than  payment  by the Company of expenses  paid  or
   incurred  by  a  director, officer  or  controlling
   person of the Company in the successful defense  of
   any  action,  suit, or proceeding) is  asserted  by
   such  director, officer, or controlling  person  in
   connection  with  the securities being  registered,
   the  Company  will, unless in the  opinion  of  its
   counsel  the matter has been settled by controlling
   precedent,   submit  to  a  court  of   appropriate
   jurisdiction    the    question    whether     such
   indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                       SIGNATURES


Pursuant  to the requirements of the Securities Act of
1933,   the  Company certifies that it has  reasonable
grounds  to  believe   that  it   meets  all  of   the
requirements  for  filing on Form S-8  and   has  duly
caused  this  Registration Statement to be  signed  on
its   behalf   by  the  undersigned,  thereunto   duly
authorized, in the City of Las Vegas, the State of Nevada, on this 2nd day of August, 2002.


                              MaxxZone.com, Inc.



                              By:  /s/ Roland Becker
                                 ---------------------
                                 Roland Becker, President




Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                        August 2, 2002
/s/ Roland Becker
-----------------------------
Roland Becker
President and Director




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